                          DREW INDUSTRIES INCORPORATED
                             200 MAMARONECK AVENUE
                          WHITE PLAINS, NEW YORK 10601

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1999

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DREW INDUSTRIES INCORPORATED (the "Company") will be held at the Park Avenue Center Room, The Waldorf-Astoria Hotel, 301 Park Avenue, New York, N.Y. 10022 on
May 20, 1999 at 9:30 A.M., for the following purposes:

          (1) To elect a Board of six Directors;

          (2) To consider and act upon a proposal to adopt an amendment to the Drew Industries Incorporated Stock Option Plan to increase the number of shares subject to options;

          (3) To ratify the selection of KPMG LLP as independent auditors for the Company for the year ending December 31, 1999; and

          (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Holders of record of the Company's Common Stock at the close of business on the 15th day of April, 1999 shall be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.

     A list of all stockholders entitled to vote at the meeting will be available for inspection for the ten days prior to the meeting at the office of the Company and at the offices of the Company's transfer agent, ChaseMellon Shareholder Services, L.L.C., 85 Challenger Rd., Overpeck Center, Ridgefield Park, New Jersey 07660, and will be available for inspection at the time of the meeting, at the place thereof.

                                          By Order of the Board of Directors

                                                   EDWARD W. ROSE, III
                                          Chairman of the Board of Directors

Dated: April 20, 1999
       White Plains, N.Y.

                       NOTICE TO HOLDERS OF COMMON STOCK
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED
    PROXY SO THAT YOU WILL BE REPRESENTED. A POST-PAID ENVELOPE IS ENCLOSED
                             FOR YOUR CONVENIENCE.

                          DREW INDUSTRIES INCORPORATED

                             200 MAMARONECK AVENUE
                          WHITE PLAINS, NEW YORK 10601

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     The accompanying Proxy is solicited by Management of Drew Industries Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Park Avenue Center Room, The Waldorf-Astoria Hotel, 301 Park Avenue, New York, N.Y. 10022 on May 20, 1999 at 9:30 A.M., or any adjournment or postponement thereof, at which holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on April 15, 1999 shall be entitled to vote on all matters considered at the meeting.

     The cost of solicitation by Management, including postage, printing and handling, and the expenses incurred by brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal solicitation. Management may also use the services of directors and employees of the Company to solicit Proxies, without additional compensation.

     Each Proxy executed and returned by holders of the Common Stock may be revoked at any time thereafter, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. A Proxy may be revoked by giving written notice of revocation to the Secretary of the Company or to any of the other persons named as proxies, or by giving a Proxy with a later date. The Proxies will be voted at the meeting for the Directors set forth herein in the manner indicated (see "ELECTION OF DIRECTORS"), and if no contrary instructions are indicated, in favor of the other matters set forth herein; if specific instructions are indicated, the Proxies will be voted in accordance therewith. This Statement and the form of Proxy solicited from holders of the Common Stock are expected to be sent or given to stockholders on or about April 21, 1999.

     The Annual Report to Stockholders of the Company for the year ended December 31, 1998 is being mailed herewith to each stockholder of record.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE SCHEDULE THERETO) WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 200 MAMARONECK AVENUE, WHITE PLAINS, NEW YORK 10601, TELEPHONE (914) 428-9098.

                                  THE COMPANY

     The Company was incorporated under the laws of Delaware on March 20, 1984. The Company's principal executive and administrative offices are located at 200 Mamaroneck Avenue, White Plains, New York 10601; telephone number (914) 428-9098.

                               VOTING SECURITIES

     The Company had outstanding on the record date 11,465,895 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     Set forth below is information with respect to each person known to the Company on April 15, 1999 to be the beneficial owner of more than five percent of any class of the Company's voting securities, which consists of Common Stock only (including options):

                                      AMOUNT AND
                                      NATURE OF       APPROXIMATE
         NAME AND ADDRESS             BENEFICIAL      PERCENT OF
        OF BENEFICIAL OWNER           OWNERSHIP        CLASS
-----------------------------------   ----------      -----------

Edward W. Rose, III(1) ............   1,875,880(2)        15.7%
  500 Crescent Court
  Dallas, Texas 75201
L. Douglas Lippert(1) .............   2,041,327(2)        17.1%
  2375 Tamiami Trail
  Suite 110
  Naples, Florida 34103
FMR Corp. .........................   1,138,000(3)         9.5%
  82 Devonshire Street
  Boston, Massachusetts 02108


------------------
(1) The person named has sole voting and investment power with respect to such shares.

(2) See "VOTING SECURITIES--Security Ownership of Management."

(3) As of December 31, 1998.

     To the knowledge of the Company, other than persons acting as nominees or custodians for various stock brokerage firms and banks, which persons do not have beneficial ownership of the Common Stock, no other person owns of record or beneficially more than five percent of the voting securities of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below is information with respect to beneficial ownership at April 15, 1999 of the Common Stock (including options) by each Director and nominee and by all Directors, nominees and Executive Officers of the Company as a group.

                                           AMOUNT AND
                                           NATURE OF       APPROXIMATE
            NAME AND ADDRESS               BENEFICIAL      PERCENT OF
          OF BENEFICIAL OWNER              OWNERSHIP        CLASS
----------------------------------------   ----------      -----------

Leigh J. Abrams(1) .....................     239,270(2)         2.0%
  200 Mamaroneck Avenue
  White Plains, New York 10601

Edward W. Rose, III(1) .................   1,875,880(3)        15.7%
  500 Crescent Court
  Dallas, Texas 75201

David L. Webster(1) ....................     282,840(4)         2.4%
  4381 Green Oaks Blvd.
  Arlington, Texas 76016

                                           AMOUNT AND
                                           NATURE OF       APPROXIMATE
            NAME AND ADDRESS               BENEFICIAL      PERCENT OF
          OF BENEFICIAL OWNER              OWNERSHIP        CLASS
----------------------------------------   ----------         -----
L. Douglas Lippert .....................   2,041,327(5)        17.1%
  2375 Tamiami Trail
  Suite 110
  Naples, Florida 34103

James F. Gero(1) .......................     104,160(6)         0.9%
  11900 North Anna Cade Road
  Rockwall, Texas 75087

Gene H. Bishop(1) ......................     108,600(7)         0.9%
  1601 Elm Street, 47th Floor
  Dallas, Texas 75201

All Directors and Executive Officers as
  a group (8 persons including the
  above-named)..........................   4,732,217(8)        39.7%

------------------
(1) Pursuant to Rules 13-1 (f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 26, 1997, the persons indicated, together with certain other persons, jointly filed a single amendment to the Schedule 13-D Statement, filed on May 31, 1989, with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists.

(2) Mr. Abrams has sole voting and investment power with respect to the shares owned by him. Includes 8,004 shares of Common Stock held by Mr. Abrams as Custodian under the New York Uniform Gifts to Minors Act for the benefit of his children. Mr. Abrams disclaims any beneficial interest in the shares held as Custodian. In January 1997, Mr. Abrams was granted an option pursuant to the Company's Stock Option Plan to purchase 10,000 shares of Common Stock at $12.125 per share. Although no part of such option has been exercised, all shares subject to such option are included in the above table as beneficially owned.

(3) Mr. Rose has sole voting and investment power with respect to the shares owned by him. Includes 84,000 shares owned by each of Cardinal Investment Company, Inc. Pension Plan and Cardinal Investment Company, Inc. Profit Sharing Plan, of each of which Mr. Rose is Trustee. Excludes 172,200 shares of Common Stock held in trusts for the benefit of members of Mr. Rose's immediate family. Mr. Rose's wife has sole voting and investment power with respect to 72,200 of such shares and an additional 13,920 shares owned by her of record. Mr. Rose disclaims any beneficial interest in such shares. As a member of the Stock Option Committee, Mr. Rose was automatically awarded the following options each of which is to purchase 5,000 shares of Common
    Stock: on December 31, 1995 at $7.35 per share; on December 31, 1996 at $10.75 per share; on December 31, 1997 at $12.475 per share; and on December 31, 1998 at $11.792 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(4) Mr. Webster has sole voting and investment power with respect to such shares. In May 1997, Mr. Webster was granted an option pursuant to the Company's Stock Option Plan to purchase 15,000 shares of Common Stock at $12.125 per share. Although no part of such option has been exercised, all shares subject to such option are included in the above table as beneficially owned.

(5) Includes 607,265 shares held by L. Douglas Lippert as Trustee for trusts for the benefit of members of Mr. Lippert's immediate family, over which
                                                 Mr. Lippert has sole voting and

                                              (Footnotes continued on next page)

(Footnotes continued from previous page) dispositive power. Mr. Lippert disclaims beneficial ownership of such shares. Also includes 53,846 shares beneficially owned by Mr. Lippert, which are held in escrow pursuant to agreements with the Company providing for the delivery of such shares to Mr. Lippert upon the occurrence of certain contingencies. See "VOTING SECURITIES." Pursuant to Rules 13-1(f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Exchange Act, on October 17, 1997, Mr. Lippert, together with certain other persons, jointly filed a single Schedule 13-D Statement with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists.

(6) Mr. Gero shares voting and investment power with respect to such shares with his wife. As a member of the Stock Option Committee, Mr. Gero was automatically awarded the following options each of which is to purchase 5,000 shares of Common Stock: on December 31, 1995 at $7.35 per share; on December 31, 1996 at $10.75 per share; on December 31, 1997 at $12.475 per share; and on December 31, 1998 at $11.792 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(7) Mr. Bishop has sole voting and investment power with respect to such shares. As a member of the Stock Option Committee, Mr. Bishop was automatically awarded the following options each of which is to purchase 5,000 shares of Common Stock: on December 31, 1996 at $10.75 per share; on December 31, 1997 at $12.475 per share; and on December 31, 1998 at $11.792 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(8) Includes 94,500 shares subject to options.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the securities are traded. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, the Company believes that during 1998 all such filing requirements applicable to its officers and directors (the Company not being aware of any ten percent holder other than Edward W. Rose, III and L. Douglas Lippert, directors) were complied with.

                           I.  ELECTION OF DIRECTORS

     It is proposed to elect a Board of six directors to serve until the next annual election or until their successors are elected and qualify.

     Unless contrary instructions are indicated, the persons named as proxies in the form of Proxy solicited from holders of the Common Stock will vote for the election of the nominees indicated below. All such nominees are presently directors of the Company. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by Management. Management has no reason to believe that any of the named nominees will be unable or unwilling to serve. Election of directors by holders of the Common Stock will be by a plurality of the votes cast at the meeting, in person or by proxy, by holders of the Common Stock entitled to vote at the meeting.

     The following table lists the current directors of the Company and the nominees proposed by Management for election by the holders of the Common Stock, all other positions and offices with the Company presently held by them and their principal occupations, in each case as furnished by them to the Company.

     NAME AND AGE                                                     DIRECTOR
      OF NOMINEE                          POSITION                     SINCE
----------------------  --------------------------------------------  --------

Leigh J. Abrams ......  President, Chief Executive
  (Age 56)              Officer and Director.                             1984

Edward W. Rose,         Chairman of the Board of
  III ................  Directors.                                        1984
  (Age 58)

David L. Webster .....  President and Chief Executive Officer of
  (Age 63)              Kinro, Inc. and Shoals Supply, Inc. and
                        Director.                                         1984

L. Douglas Lippert ...  President and Chief Executive Officer of
  (Age 51)              Lippert Components, Inc. and Coil Clip, Inc.
                        and Director.                                     1997

James F. Gero ........  Director.                                         1992
  (Age 54)

Gene H. Bishop .......  Director.                                         1995
  (Age 69)

     LEIGH J. ABRAMS, since July 1994, has also been President, Chief Executive Officer and a Director of LBP, Inc. ("LBP"). See Summary Compensation Table, footnote 1.

     EDWARD W. ROSE, III, for more than the past five years, has been President and sole stockholder of Cardinal Investment Company, Inc., an investment firm. Mr. Rose also serves as a director of the following public companies: Liberte Investors Inc., engaged in real estate loans and investments; and ACE Cash Express, Inc., engaged in check cashing services. Since July 1994, Mr. Rose has also been Chairman of the Board of LBP.

     DAVID L. WEBSTER, since November 1980, has been President of Kinro, Inc., a subsidiary of the Company ("Kinro"), and has been Chairman of Kinro since November 1984. Mr. Webster has also been President and Chief Executive Officer of Shoals Supply, Inc., a subsidiary of the Company ("Shoals"), since its acquisition by the Company in February 1996.

     L. DOUGLAS LIPPERT, since October 1997, has been President and Chief Executive Officer of Lippert Components, Inc., a subsidiary of the Company, and President of the predecessor of Lippert Components, Inc. since 1978. Mr. Lippert has also been President of Coil Clip, Inc., a subsidiary of the Company, since its acquisition in December 1998.

     JAMES F. GERO, since March 1992, has been Chairman and Chief Executive Officer of Sierra Technologies, Inc., a manufacturer of defense systems technologies. From July 1987 to October 1989, Mr. Gero was Chairman and Chief Executive Officer of Varo, Inc., a manufacturer of defense electronics, and from 1985 to 1987, Mr. Gero was President and Chief Executive Officer of Varo, Inc. Mr. Gero also serves as a director of the following public companies: Orthofix International NV, an international supplier of orthopedic devices for bone fixation and stimulation; and Spar Aerospace Ltd., engaged in space robotics, communications equipment and aerospace products and services. Since July 1994, Mr. Gero has also been a director of LBP.

     GENE H. BISHOP, from March 1975 until July 1990, was Chief Executive Officer of MCorp, a bank holding company, and from October 1990 to November 1991, was Vice Chairman and Chief Financial Officer of Lomas Financial Corporation, a financial services company. From November 1991 until his retirement in October 1994, Mr. Bishop served as Chairman and Chief Executive Officer of Life Partners Group, Inc., a life insurance holding company. Mr. Bishop also serves as a director of the following publicly-owned companies:
Paymentech, Inc., a credit card payment processor; Liberte Investors Inc., engaged in real estate loans and investments and Southwest Airlines Co., a regional airline.

     FREDRIC M. ZINN, not a nominee for election as a director, has been Chief Financial Officer of the Company for more than the past five years, and has also been Chief Financial Officer of LBP since July 1994. Mr. Zinn is a Certified Public Accountant.

     HARVEY J. KAPLAN, not a nominee for election as a director, has been Secretary and Treasurer of the Company for more than the past five years, and has also been Secretary and Treasurer of LBP since July 1994. Mr. Kaplan is a Certified Public Accountant.

     Directors of the Company serve until the Company's next annual meeting of stockholders, and until their successors are elected and qualified. Executive officers serve at the discretion of the Board of Directors. To the knowledge of the Company, no executive officer or director is related by blood, marriage or adoption to any other. Each of the nominees named above was elected to his present term of office at the Annual Meeting of Stockholders held on May 21, 1998. During the year ended December 31, 1998, the Board of Directors held five meetings. All directors attended all meetings of the Board of Directors, except that Gene H. Bishop, did not attend one meeting.

     The Company has an Audit Committee of the Board of Directors consisting of Messrs. Rose, Gero and Bishop. The functions of the Audit Committee are to review the Company's annual and quarterly reports, review the independence of and ratify the selection of the independent auditors for the Company, conduct pre-audit and post-audit reviews with both financial management and the independent auditors, and assist in the development of the Company's annual business plan. The Audit Committee held one meeting during the year ended December 31, 1998.

     The Company has a Stock Option Committee, consisting of Messrs. Rose, Gero and Bishop, to determine and designate employees and directors of the Company who are to be granted options, the number of shares subject to options, the nature and terms of the options to be granted, and to otherwise administer the Stock Option Plan. See "ELECTION OF DIRECTORS--Executive Compensation." The Stock Option Committee held one meeting during the year ended December 31, 1998.

     The Company has a Compensation Committee of the Board of Directors consisting of Messrs. Rose, Gero and Bishop. The functions of the Compensation Committee are to develop compensation policies with respect to the Company's executive officers based, in part, on performance-related criteria, and to make recommendations to the Board of Directors regarding compensation of executive officers in accordance with such policies. The Compensation Committee held one meeting during the year ended December 31, 1998.

EXECUTIVE COMPENSATION

     Summary Compensation

     The following table sets forth the annual and long-term cash and noncash compensation for each of the last three calendar years awarded to or earned by the President and Chief Executive Officer of the Company and the Company's five other most highly compensated executive officers (such six executive officers collectively, the "named executive officers") during the year ended December 31, 1998.

     A portion of the cash and noncash compensation set forth in the table paid to Messrs. Leigh J. Abrams, Edward W. Rose, III, Fredric M. Zinn and Harvey J. Kaplan during the year ended December 31, 1998 was charged to LBP pursuant to the Shared Services Agreement. See Summary Compensation Table, footnote 1 below.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                             ANNUAL COMPENSATION(1)           COMPENSATION
                                      ------------------------------------   ---------------
NAME AND                   CALENDAR                           OTHER ANNUAL   NUMBER OF STOCK   ALL OTHER
PRINCIPAL POSITION          YEAR       SALARY    BONUS (2)    COMPENSATION   OPTIONS AWARDED   COMPENSATION
-------------------------  --------   --------   ----------   ------------   ---------------   ------------

Leigh J. Abrams(3) ......    1998(4)  $300,000   $  323,930     $  5,639          10,000          $5,000
  President and Chief        1997(4)   300,000      264,530        5,396                           4,750
  Executive Officer          1996(4)   300,000      354,478        5,451                           4,620

David L. Webster(5) .....    1998     $400,000   $1,088,200     $  2,603          15,000          $5,000
  President of Kinro,        1997      400,000      930,800        3,655                           4,750
  Inc. and Shoals Supply,    1996      400,000    1,174,670        3,285                           4,620
  Inc.
L. Douglas Lippert(6) ...    1998     $300,000            0     $ 12,000                          $5,875
  President and Chief        1997       73,731            0        3,000                             917
  Executive Officer of
  Lippert Components,
  Inc. and Coil Clip,
  Inc.

Edward W. Rose, III .....    1998(4)             $   30,000     $ 29,150(7)        5,000
  Chairman of the            1997(4)                 30,000       31,115(7)        5,000
  Board of Directors         1996(4)                 30,000       29,084(7)        5,000

Fredric M. Zinn .........    1998(4)  $135,000   $  155,344     $ 10,237           5,000          $5,000
  Chief Financial Officer    1997(4)   125,000      127,743       10,145                           4,750
                             1996(4)   125,000      129,950        9,091                           4,620

Harvey J. Kaplan ........    1998(4)  $107,500   $   90,296     $  7,823           3,500          $5,000
  Secretary and Treasurer    1997(4)   100,000       75,296        7,941                           4,750
                             1996(4)   100,000       75,296        3,736                           4,620

------------------
(1) In connection with the July 29, 1994 spin-off of Leslie Building Products, Inc. (now known as LBP, Inc.) by the Company (the "Spin-off "), the Company and LBP entered into a Shared Services Agreement. Pursuant to the Shared Services Agreement, following the Spin-off, the Company and LBP share certain administrative functions and employee services, such as management overview and planning, tax preparation, financial reporting, coordination of independent audit, stockholder relations, and regulatory matters. The Company is reimbursed by LBP for the fair market value of such services. The agreement was extended to December 31, 1999. For the year ended
    December 31, 1998, the Company was reimbursed $512,000 by LBP for such services.
(2) Messrs. Abrams, Webster, Rose, Zinn and Kaplan, receive payments pursuant to a discretionary retirement bonus program. These bonuses must be used to purchase specified tax deferred annuities and/or cash value life insurance. For 1998, Mr. Abrams received $30,000, Mr. Webster received $50,000, Mr. Rose received $30,000, Mr. Zinn received $20,344 and Mr. Kaplan received $13,296 pursuant to the discretionary retirement bonus program.

(3) For 1998, 1997 and 1996, Mr. Abrams received incentive compensation equal to 2 1/2% of the Company's income before income taxes and extraordinary items, subject to certain adjustments, in excess of $12,975,000 in 1998, $8,190,000 in 1997, and $8,075,000 in 1996.

(4) Of the aggregate compensation paid to Messrs. Abrams, Zinn and Kaplan for 1998, an aggregate of $213,100 was charged to LBP pursuant to the Shared Services Agreement, of which $120,300 was applicable to Mr. Abrams, $60,500 was applicable to Mr. Zinn, and $32,300 was applicable to Mr. Kaplan. Of the aggregate compensation paid to Messrs. Abrams, Zinn and Kaplan for 1997, an aggregate of $256,231 was charged to LBP pursuant to the Shared Services Agreement, of which $129,600 was applicable to Mr. Abrams, $68,353 was applicable to Mr. Zinn, and $58,278 was applicable to Mr. Kaplan. Of the aggregate compensation paid to

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
    Messrs. Abrams, Zinn and Kaplan for 1996, an aggregate of $264,914 was charged to LBP pursuant to the Shared Services Agreement, of which $122,954 was applicable to Mr. Abrams, $71,358 was applicable to Mr. Zinn, and $70,602 was applicable to Mr. Kaplan. Messrs. Abrams, Zinn and Kaplan also received from LBP, which is not reflected in the Summary Compensation Table, $267,726, $50,000, and $12,500, respectively, representing incentive bonuses applicable to the gain on disposal of assets of LBP's subsidiary. In addition, Mr. Abrams received an incentive bonus of $57,052, which is not reflected in the Summary Compensation Table, equal to 2 1/2% of LBP's income from operations and investments. Pursuant to the Shared Services Agreement, $14,000, $15,000 and $15,000 of the discretionary retirement bonuses paid to Mr. Rose were charged to LBP in each of 1998, 1997, 1996.

(5) Effective March 31, 1996, Kinro extended its employment agreement with
    Mr. Webster which provides for Mr. Webster's employment through December 31, 2001 at a salary of not less than $400,000 per annum. For 1998, 1997 and 1996, Mr. Webster received performance-based incentive compensation, as adopted by the Company's stockholders on April 18, 1996, equal to 7.3% of the amount by which the aggregate earnings before interest and taxes (without deduction for costs of corporate administration or amortization of goodwill) of Kinro and of Shoals exceeded $10,856,000 in 1998, $10,571,000 in 1997 and $10,000,000 in 1996.

(6) On October 7, 1997, Mr. Lippert entered into an Employment and Non-Competition Agreement with Lippert Components, Inc. providing for
    Mr. Lippert to serve as President and Chief Executive Officer of Lippert Components, Inc. Mr. Lippert receives annual salary of $300,000 plus, subject to certain conditions, performance-based incentive compensation equal to 5% of the excess of operating profits of Lippert Components, Inc. (as defined in the Agreement) over $9.5 million. For 1998, Mr. Lippert received no performance-based incentive compensation.

(7) See "ELECTION OF DIRECTORS -- Compensation of Directors."

STOCK OPTION PLAN

     On June 13, 1995, stockholders approved the amended and restated Drew Industries Incorporated Stock Option Plan (the "Plan").

     Under the Plan, since 1995 the Stock Option Committee has granted non-qualified options to purchase 577,140 shares of Common Stock, and is authorized to grant options to purchase up to an additional 253,666 shares. The 253,666 shares available for grant have been allocated 30,000 shares to Non-Employee Directors and members of the Committee and 223,666 shares to eligible employees. No grantee, whether or not now a participant in the Plan, can be granted options to purchase more than an aggregate of 50,000 shares under the Plan. All options granted to date are non-qualified options.

     The Stock Option Committee has sole and complete authority to determine the individuals eligible to receive stock options under the Plan, and to determine the number of stock options to be granted to eligible individuals, as well as the terms and conditions under which grants will be made (including limitations, restrictions or prohibitions upon the exercise of stock options), except that Non-Employee Directors are not eligible for incentive stock options ("ISOs"). The Stock Option Committee determines the period for which each stock option may be exercisable, but in no event may a stock option be exercisable more than 10 years from the date of grant thereof. The number of shares available under the Plan, and the exercise price of options granted under the Plan, are subject to adjustments that may be made by the Stock Option Committee to reflect stock splits, stock dividends, recapitalizations, mergers, or other major corporate action.

     The exercise price for options granted under the Plan is determined by the Stock Option Committee in its sole discretion, provided that the exercise price is at least equal to 100% of the fair market value of the Common Stock subject to such option on the date of grant. The exercise price may be paid in cash or in shares of Common Stock. Options granted under the Plan become exercisable in annual installments determined by the Stock Option Committee and may be subject to performance criteria. An ISO may not be granted to an individual who is treated as a "10% Shareholder" of the Company under Section 422 of the Internal Revenue Code of 1986, as amended, unless the exercise price is 110% of fair market value on the date of grant and the ISO is exercisable for a period not longer than five years from the date of grant.

     The Board of Directors is authorized to terminate, suspend or amend the Plan; provided that the amendment or termination cannot affect the validity of any then outstanding stock option previously granted under the Plan, and provided further that the Board of Directors cannot without stockholder approval: (a) increase the maximum number of shares covered by the Plan or change the class of employees eligible to receive stock options; (b) reduce the option price below the fair market value of the Common Stock on the date of the grant of such option; or (c) extend beyond l0 years from the date of the grant the period within which an option may be exercised. The Plan will terminate on December 31, 2007 and no option may be granted after such termination date. Options granted prior to the termination date may be exercised in accordance with their terms beyond the termination date.

     Each member of the Stock Option Committee is automatically awarded an option ("Formula Option") to purchase 5,000 shares of Common Stock on the December 31st of each year in which such Stock Option Committee member has served not less than twelve consecutive months as a Director of the Company. Such Formula Options vest immediately and are exercisable during the five-year period following the date of grant. The purchase price of the Common Stock subject to the Formula Options is not less than 100% of the fair market value of the Common Stock on the date such Formula Option is granted, subject to adjustment as provided in the Plan.

OPTION GRANTS IN 1998

The following table summarizes stock options granted during 1998 to the named executive officers.

                                                                                POTENTIAL
                                                                            REALIZABLE VALUE
                                                                            AT ASSUMED ANNUAL
                                                                             RATES OF PRICE
                                                                            APPRECIATION FOR
                                        INDIVIDUAL GRANTS                      OPTION TERM
                        -------------------------------------------------   -----------------
                        NUMBER OF    % OF TOTAL
                         SHARES      OPTIONS
                        UNDERLYING   GRANTED TO
                        OPTIONS      EMPLOYEES IN   EXERCISE   EXPIRATION
         NAME           GRANTED        1998          PRICE       DATE         5%        10%
----------------------    ------         ----       --------    --------    -------   -------
Edward W. Rose, III...     5,000(1)      14.7%      $ 11.792    12/31/03    $16,290   $35,990

------------------
(1) Represents a Formula Option

OPTION EXERCISES IN 1998 AND YEAR-END VALUES

     The following table presents the value of unexercised options held by the named executive officers at December 31, 1998.

                                                        NUMBER OF             VALUE OF UNEXERCISED
                                                     SECURITIES UNDERLYING      IN-THE-MONEY
                                                     UNEXERCISED OPTIONS AT      OPTIONS AT
                       SHARES                        DECEMBER 31, 1998        DECEMBER 31, 1998(1)
                      ACQUIRED         VALUE         EXERCISABLE (E)           EXERCISABLE (E)
     NAME             ON EXERCISE    REALIZED        UNEXERCISABLE (U)        UNEXERCISABLE (U)
--------------------  -----------   --------------   ----------------------   ----------------------
Leigh J. Abrams.....                                        36,740(E)              $ 276,339(E)
                                                             8,000(U)              $       0(U)
David L. Webster....                                        72,476(E)              $ 511,413(E)
                                                            12,000(U)              $       0(U)
Edward W. Rose,
  III...............                                        20,000(E)              $  25,750(E)
Fredric M. Zinn.....                                        35,740(E)              $ 276,339(E)
                                                             4,000(U)              $       0(U)
Harvey J. Kaplan....      5,580        $ 41,074              6,700(E)              $  44,166(E)
                                                             2,800(U)              $       0(U)

(Footnotes from previous page)

------------------
(1) Market value of Common Stock at December 31, 1998 ($11.625) minus the exercise price.

     See II. "AMENDMENT TO STOCK OPTION PLAN" for a discussion of the proposal to amend the Plan to increase the number of shares subject to options.

COMPENSATION OF DIRECTORS

     Edward W. Rose, III, Chairman of the Board of Directors, receives an annual director's fee of $24,000, payable $2,000 per month, plus $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each Committee meeting. In 1998, Mr. Rose received a $30,000 payment pursuant to a discretionary retirement bonus program intended to provide retirement income. Messrs. James F. Gero and Gene H. Bishop each receive an annual director's fee of $9,000, payable $750 per month, plus $500 for attendance at each meeting of the Board of Directors and $500 for attendance at each Committee meeting.

EMPLOYMENT CONTRACTS

     See footnotes 4 and 5 to the Summary Compensation Table for a description of the employment agreements between (i) Kinro, a subsidiary of the Company, and David L. Webster, President and Chief Executive Officer of Kinro and a director of the Company, and (ii) Lippert Components, Inc., a subsidiary of the Company, and L. Douglas Lippert, President and Chief Executive Officer of Lippert Components, Inc. and a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company serves on the Compensation Committee, and there are no "interlocks," as defined by the Securities and Exchange Commission.

                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION POLICY

     The Compensation Committee of the Board of Directors (the "Committee") consists of three non-employee directors, Edward W. Rose, III, James F. Gero and Gene H. Bishop. The Committee has the responsibility of developing the policies which govern compensation for executive officers, and making recommendations to the Board of Directors regarding compensation of executive officers in accordance with such policies.

     The Company's executive compensation policy is designed to enable the Company to attract, motivate and retain senior management by providing a competitive compensation opportunity based significantly on performance. The objective is to provide fair and equitable compensation to senior management in a way that rewards management for reaching and exceeding objectives. The compensation policy links a significant portion of executive compensation to the Company's performance, recognizes individual contribution as well as overall business results, and aligns executive and stockholder interests. The primary components of the Company's executive compensation are base salary, performance-related incentive compensation, stock options and discretionary bonuses. While the components of compensation are considered separately in this report, the Committee takes into account the full compensation package provided by the Company to each of its executives, including pension benefits, severance obligations, insurance and other benefits.

     Each year the Committee will review the Company's compensation policy utilizing both internal and external sources of information and analysis relating to corporate performance, total return to stockholders of comparable companies, and compensation afforded to executives by competitors of the Company. If appropriate, changes will be recommended.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN 1998

     The compensation policy applied by the Company in establishing the compensation for Leigh J. Abrams, the Company's President and Chief Executive Officer, is essentially the same as for other senior executives of the Company--to provide a competitive compensation opportunity that rewards performance and recognizes individual contribution.

     For 1998, Mr. Abrams received base compensation of $300,000, plus incentive compensation of $293,930, equal to 2 1/2% of the Company's income before income taxes and extraordinary items, subject to certain adjustments, in excess of $12,975,000. Mr. Abrams receives medical and life insurance, and certain other benefits. In 1998, Mr. Abrams was also awarded an additional payment of $30,000 pursuant to a discretionary retirement bonus program intended to provide retirement income. This bonus must be used to purchase specified tax deferred annuities or cash value life insurance contracts.

     Pursuant to the Shared Services Agreement entered into between the Company and LBP in connection with the Spin-off, a portion of Mr. Abrams' salary for 1998 in the amount of $120,300, representing 36% of his salary (excluding incentive bonus) for that period, was charged to LBP as the fair market value of services rendered by Mr. Abrams to LBP.

COMPENSATION OF EXECUTIVE OFFICERS IN 1998

     As with the Chief Executive Officer, compensation of other executive officers is intended to reward performance and recognize individual contribution. Accordingly, the chief executive officers of the Company's subsidiaries receive compensation based upon the results of operations of such subsidiaries.

     On April 18, 1996, effective as of January 1, 1996, the stockholders of the Company approved the adoption of a performance-based incentive compensation plan applicable to David L. Webster,

President of Kinro and Shoals. In accordance with the incentive compensation plan, for 1998, in addition to annual base salary of $400,000, Mr. Webster received 7.3% of the amount by which the aggregate earnings before interest and taxes (without deduction for costs of corporate administration or amortization of goodwill) of Kinro and Shoals exceeded $10,856,000.

     For calendar 1998, Mr. Webster received base salary of $400,000, and, performance-based incentive compensation of $1,038,200. For 1998, Mr. Webster also received a payment of $50,000 pursuant to a discretionary retirement bonus program intended to provide retirement income. This bonus must be used to purchase specified tax deferred annuities or cash value life insurance contracts.

     On October 7, 1997, L. Douglas Lippert entered into an Employment and Non-Competition Agreement with Lippert Components, Inc. providing for
Mr. Lippert to serve as President and Chief Executive Officer of Lippert Components, Inc. For 1998, Mr. Lippert received a salary of $300,000. Mr. Lippert is also entitled to receive, subject to certain conditions, performance-based incentive compensation equal to 5% of the excess of operating profits of Lippert Components, Inc. (as defined in the Agreement) over $9.5 million. For 1998, Mr. Lippert received no performance-based incentive compensation.

     Other Executive Officers of the Company and its subsidiaries receive bonuses based upon their respective levels of organizational responsibility and the performance of the Company or the subsidiary by which they are employed.

STOCK OPTIONS

     The Company's Stock Option Plan provides for the grant of options to employees of the Company and its subsidiaries, and to directors of the Company, to purchase the Company's Common Stock. See "Election of Directors--Stock Option Plan." A Stock Option Committee consisting of Edward W. Rose, III, James F. Gero, and Gene H. Bishop administers the Stock Option Plan and determines and designates employees and directors who are to be granted options. The Stock Option Plan provides for automatic awards of options to members of the Stock Option Committee under certain circumstances.

     Because all options which have been granted under the Stock Option Plan have been granted at fair market value, any value which is ultimately realized by Executive Officers through stock options is based entirely on the Company's performance, as perceived by investors in the Company's Common Stock who establish the price for the Common Stock on the open market.

BENEFITS

     The Company maintains certain broad-based employee benefit plans in which Executive Officers participate, including an employee retirement savings plan (401(k) Plan) and other retirement, life, disability and health insurance plans. The Company also provides an automobile or automobile allowance to its Executive Officers. The incremental cost to the Company of these benefits is less than 10% of the Executive Officers' 1998 base salaries.

CONCLUSION

     A significant portion of the Company's executive compensation is linked directly to individual performance and Company earnings. The Committee intends to continue to determine compensation based upon these factors.

                                                  COMPENSATION COMMITTEE
                                                   Edward W. Rose, III
                                                      James F. Gero
                                                      Gene H. Bishop

EMPLOYEE STOCK PURCHASE PLAN

     A total of 500,000 shares of Common Stock of the Company may be made available for purchase by regular full-time employees of the Company under the 1995 Employee Stock Purchase Plan. No shares have been made available for purchase under the Stock Purchase Plan.

COMPARATIVE STOCK PERFORMANCE

     The following graph compares, for the last five calendar years, the cumulative stockholder return on the Common Stock of the Company with the cumulative return on the common stocks of the companies included in the Russell 2000 Index and on the common stocks of a representative peer group of companies engaged in similar businesses as the Company.

     The graph assumes investment of $100 on December 31, 1993 in the Company's Common Stock, the Russell 2000 Index, and the common stocks of the peer group companies, and assumes that any dividends were reinvested.


                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG DREW INDUSTRIES INCORPORATED, THE RUSSELL 2000 INDEX
                               AND A PEER GROUP


                                         Cumulative Total Return
                                  ----------------------------------------
                                  12/93  12/94  12/95  12/96  12/97  12/98
Drew Industries Incorporated      100    113    189    297    345    314
Peer Group                        100     63     94    126    133    149
Russell 2000                      100     98    126    147    180    179

* $100 INVESTED ON 12/31/93 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.


INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. If the claim was brought against any such person by or in the right of the Company, the Company may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Company, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

     The Company's Restated Certificate of Incorporation provides that the Company may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. Accordingly, no director of the Company is liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                       II. AMENDMENT TO STOCK OPTION PLAN

INTRODUCTION

     At the Annual Meeting there will be presented to stockholders a proposal to approve the adoption of an amendment to the Drew Industries Incorporated Stock Option Plan (the "Plan") which was approved by stockholders on June 13, 1995. The full text of the proposed amendment appears on Exhibit "A" to this Proxy Statement.

     The Plan provides for the grant of options to employees of the Company and any of its subsidiaries and to Directors of the Company to purchase the Company's Common Stock. The Plan provides for the grant of stock options that qualify either as incentive stock options ("ISOs") under Section 422 of the Code or non-qualified ("NQSOs"). The exercise price of the options is determined by the Stock Option Committee in its sole discretion, provided that the exercise price is at least equal to 100% of the fair market value of the Common Stock subject to such option on the date of grant.

     Since 1995, options to purchase 577,140 shares of Common Stock, representing 4.7% of the agggregate Common Stock outstanding, including shares reserved for issuance, were granted to approximately 95 employees and Directors at exercise prices ranging from $6.94 to $12.50 per share, of which options to purchase 449,046 shares are outstanding. In addition, options to purchase 4,730 shares of Common Stock which were granted pursuant to the Company's predecessor stock option plan were outstanding on April 15, 1999. The aggregate shares issuable (453,776) upon exercise of all outstanding options represented, on April 15, 1999, 3.7% of the aggregate Common Stock outstanding including shares reserved for issuance.

INCREASE IN NUMBER OF SHARES

     Management believes that the Company's long-term success is dependent upon the ability of the Company to attract and retain qualified employees and Directors and to motivate their best efforts on behalf of the Company's interests. It is the view of Management that the Plan constitutes an important part of the Company's compensation of its officers and other employees, and will make service on the Board of Directors more attractive, by providing an incentive to increase participation in the Company's long-term success.

     Because options to purchase all but 291,666 shares have been granted, on February 18, 1999, the Board of Directors adopted an amendment to the Plan, subject to stockholders' approval, increasing the number of shares subject to options to be granted by 500,000 shares, representing, on April 15, 1999, 4% of the aggregate Common Stock outstanding, including shares reserved for issuance under the Plan and assuming approval of the amendment.

VOTE

     The favorable vote of a majority of the votes cast at the Annual Meeting is required to approve the adoption of the foregoing amendment to the Plan.

     Management recommends that you vote FOR approval of the adoption of the amendment to the Plan.

                          III. APPOINTMENT OF AUDITORS

     It is proposed that the stockholders ratify the appointment by the Board of Directors of KPMG LLP as independent auditors for the purpose of auditing and reporting upon the consolidated financial statements of the Company for the year ending December 31, 1999. It is expected that a representative of that firm will be present at the Annual Meeting of Stockholders to be held on May 20, 1999 and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

     Management recommends that you vote FOR ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 1999.

                       IV. TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which Management intends to present or knows that others will present at the meeting is that set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the form of Proxy solicited from holders of the Common Stock to vote the Proxy on such matters in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     All proposals which stockholders of the Company desire to have presented at the Annual Meeting of Stockholders to be held in May 2000 must be received by the Company at its principal executive offices on or before February 1, 2000.

                                         By Order of the Board of Directors

                                             EDWARD W. ROSE, III
                                          Chairman of the Board of
                                         Directors

April 20, 1999

                      [This page intentionally left blank]

                                                                       EXHIBIT A

                                  AMENDMENT TO
                          DREW INDUSTRIES INCORPORATED
                               STOCK OPTION PLAN

     The Drew Industries Incorporated Stock Option Plan is amended in the following respects effective May 20, 1999:

     1. The first two sentences of paragraph (b) of Section 2. Scope and Duration are amended to read as follows:

     "(b) The maximum aggregate number of shares of Common Stock as to which awards of options may be made from time to time under the Plan is 2,460,000 shares of which 753,666 shares are available for grant as of the date hereof, which shall be allocated (i) 60,000 shares to "Non-Employee Directors" (as defined herein), and to members ("Committee Member") of the Committee (as defined in Section 3(a)) only in accordance with Section 4(e), and (ii) 693,666 shares to eligible employees. The maximum number of shares of Common Stock with respect to which options may be hereafter granted to any existing or future participant during the remaining term of the Plan shall not exceed 50,000 shares."

                          DREW INDUSTRIES INCORPORATED
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--MAY 20, 1999
                THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

      The undersigned, revoking any proxy heretofore given, hereby appoints LEIGH J. ABRAMS and FREDRIC M. ZINN, or either of them, proxies of the undersigned, with full power of substitution, with respect to all the shares of the Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Drew Industries Incorporated, to be held at the Park Avenue Center Room, The Waldorf-Astoria Hotel, 301 Park Avenue, New York, N.Y. 10022 on May 20, 1999 at 9:30 A.M. and at any adjournment or postponement thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and in their discretion on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

                                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------
                           ^ FOLD AND DETACH HERE^

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORITY TO VOTE FOR
           DIRECTORS AND FOR PROPOSITIONS "2" AND "3."

Please mark
your votes as
indicated in    /X/
this example


1. ELECTION OF DIRECTORS                        FOR all named nominees       WITHHOLD   3. TO RATIFY THE APPOINTMENT
  NOMINEES: EDWARD W. ROSE, III,                 (except as indicated        AUTHORITY  OF KPMG LLP
  LEIGH J. ABRAMS, DAVID L. WEBSTER, L.         to the contrary below)         from     AS INDEPENDENT AUDITORS.
  DOUGLAS LIPPERT, JAMES F. GERO,                        / /                 nominees
  GENE H. BISHOP.                                                            nominees    FOR   AGAINST    ABSTAIN
                                                                               / /       / /    / /         / /
  (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

               -----------------------------------------------------------
2. TO APPROVE THE                                  FOR                 AGAINST         ABSTAIN
   AMENDMENT TO THE                                / /                   / /            / /
   STOCK OPTION PLAN.

                                                                                         Please sign exactly as name appears hereon.
                                                                                         If the stock is registered in the names of
                                                                                         two or more persons each should sign.
                                                                                         Executors, Administrators, Trustees,
                                                                                         Guardians, Attorneys, and corporate
                                                                                         officers should add their titles. Please
                                                                                         check if you plan to attend the meeting
                                                                                         / /

                                                                                  Dated                                      , 1999
---------------------------------      -------------------------------------           --------------------------------------
   SIGNATURE OF SHAREHOLDER                  SIGNATURE OF SHAREHOLDER

--------------------------------------------------------------------------------
                           ^ FOLD AND DETACH HERE^